EXHIBIT 3.1(c)

                                                                 AMC
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                                                                FILED
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                                                             APR 20 2007

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                                                          STATE TREASURER
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                                                             0100267099

                            CERTIFICATE OF AMENDMENT
                                       OF
                         CERTIFICATE OF INCORPORATION
                                       OF
                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

      Public Service Enterprise Group Incorporated, a New Jersey corporation, does hereby certify, pursuant to subsection 14A:9-4(3) of the New Jersey Business Corporation Act, as amended, that:

      1. The name of this corporation is "Public Service Enterprise Group Incorporated".

      2. The date of adoption of the amendments set forth in this Certificate of Amendment by the stockholders was April 17, 2007.

      3. The number of shares outstanding and entitled to vote on the amendments set forth in this Certificate of Amendment was 252,823,547 shares of Common Stock.

      4.(a) Article 3 of the Certificate of Incorporation dated July 25, 1985, as amended by the Certificate of Amendment dated April 23, 1987 (which Certificate of Incorporation as so amended is hereinafter referred to as the "Charter"), of this corporation has been amended, by vote of the stockholders of this corporation, so as to increase the authorized Common Stock from 500,000,000 shares to 1,000,000,000 shares.

      (b) the number of votes cast by the holders of Common Stock for and against said amendment were as follows:

                   For                                    Against
                   186,335,586                            31,202,536

      5.(a) Article 4 of the Charter of this corporation has been amended, by vote of the stockholders of this corporation, to eliminate pre-emptive rights.

      (b) The number of votes cast by the holders of Common Stock for and against said amendment were as follows:

                   For                                    Against
                   162,440,150                            17,772,626

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      6.(a) Article 6 of the Charter of this corporation has been amended, by vote of the stockholders of this corporation, so as to eliminate cumulative voting of Common Stock.

      (b) The number of votes cast by the holders of Common Stock for and against said amendment were as follows:

                   For                                    Against
                   143,763,143                            36,249,473

      7.(a) Article 10, of the Charter of this corporation has been amended, by vote of the stockholders of this corporation, to eliminate classification of the Board of Directors.

      (b) The number of votes cast by the holders of Common Stock far and against said amendment were as follows:

                   For                                    Against
                   202,881,678                            13,600,629

      8. The amendments of the Charter of this corporation, which were adopted by the stockholders of this corporation on April 17,2007 as aforesaid, are as follows:

      (a)   Article 3 was amended to read as follows:

      "3.   STOCK:

      SECTION 1. Capital Stock. The corporation shall have the authority to issue 1,000,000,000 shares of Common Stock, without par value, and 50,000,000 shares of Preferred Stock, without par value,"

      (b) Article 4. PRE-EMPTIVE RIGHTS was deleted and existing Articles 5 through 14 were renumbered as Articles 4 through 13.

      (c) Article 5. (formerly Article 6) CUMULATIVE VOTING was deleted and existing Articles 6 through 13 were renumbered as Articles 5 through 12.

      (d) Article 8. (formerly Article 10 and 9, respectively) BOARD OF DIRECTORS, Sections 1 and 3, were amended to read as follows:

      "SECTION 1. Number, election and terms. Except as otherwise fixed by or pursuant to the provisions of Article 3 hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of the directors of the corporation shall be fixed from time to time by or pursuant to the By-Laws of the corporation. Directors shall hold office for a term expiring at the next annual meeting of stockholders or until their

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respective successors are elected and qualified; provided, however, that directors elected to terms expiring at the annual meetings of stockholders to be held in 2009 and 2010, respectively, shall continue to hold office until the expiration of such terms or until their respective successors are elected and qualified."

      "SECTION 3. Newly created directorships and vacancies. Except as otherwise provided for or fixed by or pursuant to the provisions of Article 3 hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualifications, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the next succeeding annual meeting of shareholders and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director."

      IN WITNESS WHEREOF, said Public Service Enterprise Group Incorporated has made this Certificate of Amendment this 20th day of April, 2007.

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

By:                /s/ Ralph Izzo
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       Ralph Izzo
       Chairman of the Board and President

[SEAL]

Attest:

           /s/ Edward J. Biggins, Jr.
------------------------------------------------
Edward J. Biggins, Jr.
Secretary

(Corporate Seal)

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